Exhibit 99.1

NEWS RELEASE

Mitel Completes Merger with Aastra

With more than a billion dollars in combined annual revenue and the best path to the cloud, Mitel is a clear market leader

•	US$1.1 billion in diversified annual revenue
•	#1 market share in Western Europe
•	US$100 million global cloud business
•	Global customer base of 60 million customers

OTTAWA, Ontario – January 31, 2014 – Mitel® Networks Corporation (NASDAQ: MITL; TSX: MNW), a global leader in business communications, today announced it has completed its merger with Aastra Technologies Limited. With US$1.1 billion of combined annual revenue and 60 million customers worldwide, Mitel now has one of the largest global footprints in the industry and is driving consolidation in the US$18 billion business communications market.

Clear Market Leadership

With #1 market share in Western Europe and a top five position globally*, Mitel is well positioned to capitalize on a massive global growth opportunity as the market begins a long-term migration to cloud-based services.

“With this merger the combined annual revenue of Mitel exceeds a billion dollars, which we believe creates the financial scale and operational leverage to drive shareholder value and profitable growth in an opportunity-rich consolidating market,” said Richard McBee, President and Chief Executive Officer of Mitel. “We now have double the talent, tools and range of solutions to aggressively compete for a greater share of our market.”

Customer Choice with the Best Path to the Cloud

Mitel offers the most comprehensive portfolio in the industry, covering the entire customer and market landscape. From digital to IP to Cloud; from platforms to applications to devices; for the very smallest business to the very largest enterprise, Mitel’s portfolio now offers customers ultimate control to maintain, migrate, or upgrade their business communications systems at their own pace.

With the best path to the cloud – private, public or hybrid – Mitel’s integrated portfolio enables a significant competitive advantage and ideally positions the company to serve customers and channels globally, regionally, and vertically; now and well into the future.

With a $100 million annual R&D budget as a combined business, Mitel has the resources needed to support ongoing innovation and a broad range of global and regional solutions, protecting customers by limiting the risk of stranding them and their investment.

Sound Financials and Attractive Synergies

In conjunction with the closing of the merger, Mitel today completed financing of a $405 million credit facility consisting of a $355 million term loan maturing in January 2020 and an undrawn $50 million revolving credit facility maturing in January 2019. The $355 million term loan is priced at LIBOR, plus 4.25% with a LIBOR floor of 1.00%. The undrawn $50 million revolving credit facility is priced at LIBOR, plus 4.25%.

“We are pleased to have secured new credit facilities on these very favorable terms, which significantly reduces our annual interest cost and enhances our operating flexibility,” said Steve Spooner, Chief Financial Officer, Mitel. “Our new capital structure, combined with the enhanced cash flow generation we expect from the merger, positions Mitel with one of the best financial platforms in the industry.”

Proceeds from the new credit facilities were used to finance the merger of Aastra, repay the $259 million outstanding under the existing credit facilities, as well as fees and expenses related to the transactions. Jefferies Finance LLC and The Toronto-Dominion Bank were Joint Lead Arrangers and Joint Book-Running Managers for the new credit facilities. Jefferies LLC acted as financial advisor to Mitel in connection with the merger and financing arrangements and TD Securities Inc. acted as financial advisor to Aastra.

The company anticipates approximately US$50 million of run rate synergies within two and a half years, driven by supply chain optimization, facilities consolidation and economies of scale. With the merger completed, Mitel expects the combined cash flow will allow for ongoing debt repayment and is expected to provide Mitel liquidity and flexibility to aggressively pursue growth opportunities.

Terms of the Agreement

Mitel acquired all of the issued and outstanding Aastra common shares. Under the terms of the Arrangement, shareholders of Aastra received US$6.52 in cash plus 3.6 common shares of Mitel (the “Mitel Shares”) for each Aastra common share held. The total amount of cash paid by Mitel was approximately US$80.0 million and the number of Mitel Shares issued was 44,162,509. Mitel financed the cash consideration of the transaction from cash on hand and from a portion of the proceeds from the new credit facility as discussed above.

*Source:	MZA PBX/IP PBX Market, World Quarterly Edition, Q2 2013, TTM Q3 2012 – Q2 2013

About Mitel

Mitel® (NASDAQ: MITL) (TSX: MNW) is a global leader in business communications that easily connect employees, partners and customers – anywhere, anytime and over any device, for the smallest business to the largest enterprise. Mitel offers customers maximum choice with one of the industry’s broadest portfolios and the best path to the cloud. With more than US$1 billion in combined annual revenue, 60 million customers worldwide, and #1 market share in Western Europe, Mitel is a clear market leader in business communications. For more information, go to www.mitel.com.

Forward Looking Statements

Some of the statements in this press release are forward-looking statements (or forward-looking information) within the meaning of applicable U.S. and Canadian securities laws. These include statements using the words target, outlook, may, will, should, could, estimate, continue, expect, intend, plan, predict, potential, project and anticipate, and similar statements which do not describe the present or provide information about the past. There is no guarantee that the expected events or expected results will actually occur. Such statements reflect the current views of management of Mitel and Aastra and are subject to a number of risks and uncertainties. These statements are based on many assumptions and factors, including general economic and market conditions, industry conditions, operational and other factors. Any changes in such assumptions or factors could cause actual results to differ materially from current expectations. All forward-looking statements attributable to Mitel and Aastra, or persons acting on their behalf, and are expressly qualified in their entirety by the cautionary statements set forth in this paragraph. Undue reliance should not be placed on such statements. Forward-looking statements speak only as of the date they are made. In addition, material risks that could cause results of operations to differ include the merged company’s ability to achieve or sustain profitability in the future; fluctuations in the quarterly and annual revenues and operating results; fluctuations in foreign exchange rates; current and ongoing global economic instability; intense competition; reliance on channel partners for a significant component of sales; dependence upon a small number of outside contract manufacturers to manufacture products; the ability to successfully integrate the acquisition and realize certain synergies; and, our ability to implement and achieve our business strategies successfully. Additional risks are described under the heading “Risk Factors” in Mitel’s Annual Report on Form 10-K and Aastra’s Annual Information Form and risks related to the acquisition can be found in the Aastra’s management proxy circular, dated December 11, 2013, furnished by Mitel on Electronic Data-Gathering, Analysis, and Retrieval (EDGAR) and filed by Aastra on System for Electronic Document Analysis and Retrieval (SEDAR). Except as required by law, we do not have any intention or obligation to update or to publicly announce the results of any revisions to any of the forward-looking statements to reflect actual results, future events or developments, changes in assumptions or changes in other factors affecting the forward-looking statements. You are advised, however, to consult any further public disclosures made by Mitel and Aastra on related subjects in reports and communications filed on EDGAR or SEDAR.

Mitel’s headquarters is located at 350 Legget Drive, Kanata, Ontario, Canada K2K 2W7

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Contact Information

Amy MacLeod (media), 613-592-2122 x71245, amy_macleod@mitel.com

Malcolm Brown (industry analysts), 613-592-2122 x71246, malcolm_brown@mitel.com

Michael McCarthy (investor relations), 469-574-8134, michael_mccarthy@mitel.com